Exhibit 10.1

FIFTH LOAN MODIFICATION AGREEMENT

     THIS FIFTH LOAN MODIFICATION AGREEMENT (this “Agreement”) is entered into as of May 28, 2004 by and between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at One North Clematis Street, Suite 510, West Palm Beach, Florida 33401 and THE ULTIMATE SOFTWARE GROUP, INC., a corporation organized and in good standing in the State of Delaware (“Borrower”), whose address is 2000 Ultimate Way, Weston, Florida 33326.

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated November 29, 2001 (as may be amended from time to time, the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line, with a sublimit for Equipment Advances (the “Equipment Advance Sublimit”). Hereinafter, all obligations owing by Borrower to Bank shall be referred to as the “Obligations.”

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement. Hereinafter, the Loan Agreement, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS. Borrower has requested that Bank modify the Committed Revolving Line and provide a supplemental equipment line of credit (the “Supplemental Term Loan”) and Bank has agreed, in accordance with the terms of this Agreement.

     A. Defined Terms. The definitions of “Committed Revolving Loan”, “Credit Extension”, “Eligible Accounts”, “Loan Documents”, “Revolving Loan Maturity Date” and “Revolving Promissory Note” set forth in Section 13.1 of the Loan Agreement are amended and restated in their entirety as follows:

     “Committed Revolving Line” is Advances of up to Three Million Dollars ($3,000,000) and includes all Equipment Advances, Letters of Credit and the amount of all Cash Management Services.

     “Credit Extension” is each Advance, Equipment Advance, Letter of Credit, Cash Management Service, Supplemental Equipment Advance or any other extension of credit by Bank for Borrower’s benefit.

     “Eligible Accounts” are Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

     (a) Accounts that the account debtor has not paid within 90 days of invoice date;

     (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date, other than Accounts for which payment is not yet due as of the date of the Borrowing Base Certificate;

     (c) Credit balances over 90 days from invoice date;

     (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

     (e) Accounts for which the account debtor does not have its principal place of business in the United States;

     (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

     (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

     (i) Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

     (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (k) Accounts for which Bank reasonably determines collection to be doubtful.

     “Loan Documents” are, collectively, this Agreement, the Revolving Promissory Note, the Equipment Term Note, the Supplemental Equipment Term Note, any other note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     “Revolving Maturity Date” is May 27, 2005.

     “Revolving Promissory Note” means that certain Revolving Promissory Note dated May 28, 2004 in the maximum principal amount of Three Million Dollars ($3,000,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions, therefor.

     From and after the date hereof, the following definitions terms are added to Section 13.1 of the Loan Agreement:

     “Supplemental Committed Equipment Line” is a Credit Extension of up to Two Million Dollars ($2,000,000).

     “Supplemental Equipment Advance” has the meaning set forth in Section 2.1.5.

     “Supplemental Equipment Availability End Date” means February 28, 2005.

     “Supplemental Equipment Term Note” means that certain Equipment Term Note dated May ___, 2004 in the principal amount of Two Million Dollars ($2,000,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

     B. Letter of Credit Sublimit. Section 2.1.2 of the Loan Agreement is amended and restated in its entirety as follows:

     2.1.2 Letters of Credit Sublimit.

     Bank will issue or have issued Letters of Credit for Borrower’s account not exceeding the lesser of the Committed Revolving Line or the Borrowing Base; minus (i) the outstanding principal balance of the Advances, minus (ii) the outstanding principal balance of the Equipment Advances; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and Cash Management Services may not at any time exceed Five Hundred Thousand Dollars ($500,000). Each Letter of Credit will have an expiry date of no later than one hundred eighty (180) days after the Revolving Maturity Date, but Borrower’s obligations to reimburse Bank under the Letters of Credit will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Prior to or simultaneously with the opening of each Letter of Credit, Borrower shall pay to Bank, a letter of credit fee (each a “Letter of Credit Fee” and collectively the “Letter of Credit Fees”) in an amount equal to one and one half percent (1.5%) per annum of the face amount of the Letter of Credit. Such Letter of Credit Fees shall be paid in advance upon the issuance of the Letter of Credit and upon each anniversary thereof, if any. In addition, Borrower shall pay to Bank any and all additional customary issuance, negotiation, processing, transfer or other fees to the extent and as and when required by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

     C. Cash Management Sublimit. The following Section is added to the Loan Agreement immediately after Section 2.1.3, as Section 2.1.4:

     2.1.4 Cash Management Services Sublimit.

     Borrower may use up to Five Hundred Thousand Dollars ($500,000) of the Committed Revolving Line for Bank’s Cash Management Services (as hereinafter defined), which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”). Such aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

     D. Audits. In addition to any provisions under the Loan Agreement with respect o audits of Borrower’s Books and Records, Borrower agrees that prior to permitting the outstanding Obligations under the Committed Revolving Line (including drawn but unreimbursed Letters of Credit and Cash Management Services) to exceed Five Hundred Thousand Dollars ($500,000), Bank shall have performed at Borrower’s expense an audit of Borrower’s Books and Records and the Collateral, the results of which shall be satisfactory in all respect to Bank.

     E. Supplemental Equipment Term Loan. The following provisions are added to the Loan Agreement immediately after Section 2.1.4 as Section 2.1.5:

     2.1.5 Supplemental Equipment Term Loan.

     (a) Through the Supplemental Equipment Availability End Date, Bank will make advances (“Supplemental Equipment Advance” and, collectively, “Supplemental Equipment Advances”) under the Supplemental Committed Equipment Line. The first Supplemental Equipment under the Supplemental Committed Equipment Line may be used to purchase Eligible Equipment purchased by Borrower on or after February 29, 2004, thereafter Supplemental Equipment Advances may be used to finance Other Equipment and Eligible Equipment purchased on or after ninety (90) days before the date of such Supplemental Equipment Advance. Each Supplemental Equipment Advance may only be used to finance Other Equipment and Eligible Equipment and may not exceed one hundred percent (100%) of the Equipment invoice, excluding the cost of Other Equipment. Up to twenty five percent (25%) of the Supplemental Committed Equipment Line may be used to finance Other Equipment. Each Supplemental Equipment Advance must be for a minimum of One Hundred Thousand Dollars ($100,000). The number of Equipment Advances is limited to six (6).

     (b) Supplemental Equipment Advances are payable in thirty six (36) equal monthly installments of principal, plus accrued interest, beginning on the first (1st) day of each month following the date of the Supplemental Equipment Advance and ending on the date which is thirty six (36) months after the date of such Supplemental Equipment Advance. All Supplemental Equipment

     Advances shall be evidenced by the Supplemental Equipment Term Note to be executed and delivered by Borrower to Bank. Supplemental Equipment Advances when repaid may not be reborrowed.

     (c) To obtain a Supplemental Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

     (d) Borrower may voluntarily prepay all or any portion of any Supplemental Equipment Advance upon not less than five (5) Business Days notice to Bank, provided any such prepayment is accompanied by a prepayment fee equal to (i) three percent (3%) of the amount prepaid if the prepayment occurs within the first twelve (12) months from the date of the Supplemental Equipment Advance; (ii) two percent (2%) of the amount prepaid if the prepayment occurs after the first twelve (12) months, and prior to the twenty fourth (24th) month from the date of the Supplemental Equipment Advance; and (iii) one percent (1%) of the amount prepaid at all times after the first twenty four (24) months from the date of the Supplemental Equipment Advance. In addition to the above prepayment fee, at the time of any such prepayment, Borrower must pay, on the date of the prepayment (A) all unpaid accrued interest to the date of the prepayment; and (B) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement. This provision does not apply to any prepayment which results from an Event of Default.

     (e) All Supplemental Equipment Advances shall accrue at a fixed rate of interest as of the date of each Supplemental Equipment Advance, equal to the higher of (y) one percent per annum in excess of the Prime Rate as of the date of such Supplemental Equipment Advance or (z) five percent (5.0%) per annum.

     F. Overadvances. From and after the date hereof, Section 2.2 of the Loan Agreement is amended and restated in its entirety as follows:

2.2 Overadvances.

If at any time, including, without limitation, after the Revolving Maturity Date, Borrower’s Obligations under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay Bank the excess.

     G. Financial Covenants. From and after the date hereof, Section 6.7 of the Loan Agreement is amended and restated in its entirety as follows:

     6.7 Financial Covenants.

     Borrower will maintain as of the last day of each month:

     (i) Quick Ratio. A ratio of (a) Quick Assets to (b) Current Liabilities, plus all long term debt to Bank, (including issued but undrawn Letters of Credit), less deferred revenue of at least 1.75 to 1.00.

     (ii) Quarterly Revenue. Minimum revenue as of the end of each quarter of not less than the following amounts at the following times:

Period Ending:	Quarterly Revenue:
March 31, 2004	$13,400,000;
June 30, 2004	$13,600,000;
September 30, 2004	$13,900,000;
December 31, 2004	$14,500,000; and
Thereafter	As set by Bank, based on projections provided
to Bank within 120 days of each fiscal year end.

4. COMPLIANCE CERTIFICATE. Exhibit C (Compliance Certificate) to the Loan Agreement is replaced in its entirety with Exhibit C attached hereto.

5. BORROWING BASE CERTIFICATE. Exhibit D (Borrowing Base Certificate) to the Loan Agreement is replaced in its entirety with Exhibit D attached hereto.

6. REPLACEMENT NOTE. The Borrower shall execute and deliver to Bank on the date hereof a second amended and restated revolving promissory note (the “Replacement Promissory Note”) in substitution for and not satisfaction of, the issued and outstanding Revolving Promissory Note and the Replacement Promissory Note shall be the “Revolving Promissory Note” for all purposes of the Loan Documents. The Replacement Promissory Note shall not operate as a novation of the Obligations of the Borrower, or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the Borrower in accordance with the provisions of the Loan Documents. All references in the Loan Documents to the “Revolving Promissory Note” shall be deemed to refer to the Replacement Promissory Note.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. PAYMENT OF LOAN FEE. In consideration of Bank’s agreement to enter into this Agreement, and amend and extend the Committed Revolving Line, the Borrower shall pay to Bank a non refundable loan fee in the amount of Fifteen Thousand Dollars ($15,000) (the “Revolving Loan Fee”), which Revolving Loan Fee is earned as of the date hereof, and is payable as follows: $7,500 of the Revolving Loan Fee shall be due and payable on the date of the execution and delivery of this Agreement, and the balance ($7,500) shall be due and payable at the time of the first Advance after the date hereof. In addition, Borrower shall pay to Bank a non refundable loan fee in connection with the Supplemental Equipment Loan on the date hereof in the amount of Ten Thousand Dollars ($10,000) (the “Supplemental Term Loan Fee”). In addition, Borrower shall pay on the date hereof all out-of-pocket expenses, including, without limitation, Bank’s attorneys’ fees. The Revolving Loan Fee and the Supplemental Loan Fee each are considered earned on the date hereof and are not refundable.

9. NO DEFENSES OF BORROWER. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Obligations.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

11. CONDITIONS. This Agreement shall not become effective until Bank receives the following, each of which shall be satisfactory in form and substance to Bank:

     (a) The Replacement Promissory Note;

     (b) The Supplemental Equipment Term Note;

     (c) proof that the Borrower has paid all fees, costs and expenses to Bank in connection with this Agreement, including but not limited to all the Bank’s attorneys fees and expenses; and

     (d) such other information, instruments, opinions, documents, certificates and reports as Bank may deem necessary.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     This Agreement is executed as of the date first written above.

BORROWER:	BANK:

THE ULTIMATE SOFTWARE GROUP, INC.	SILICON VALLEY BANK

By: /s/ Mitchell K. Dauerman	By: /s/ Steve DiPasquale

Name: Mitchell K. Dauerman	Name: Steve DiPasquale
Title: Executive Vice President, Chief Financial Officer and Treasurer	Title: Vice President and Relationship Manager

EXHIBIT C
BORROWING BASE CERTIFICATE

Borrower:	The Ultimate Software Group, Inc. 2000 Ultimate Way Weston, Florida 33326	Bank:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054

Commitment Amount:	$3,000,000

ACCOUNTS RECEIVABLE

1.	Accounts Receivable Book Value as of	$______
2.	Additions (please explain on reverse)	$______
3.	TOTAL ACCOUNTS RECEIVABLE	$______

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4.	Amounts over 90 days due	$______
5.	Balance of 50% over 90 day accounts	$______
6.	Credit balances over 90 days	$______
7.	Concentration Limits	$______
8.	Foreign Accounts	$______
9.	Governmental Accounts	$______
10.	Contra Accounts	$______
11.	Promotion or Demo Accounts	$______
12.	Intercompany/Employee Accounts	$______
13.	Extended Term Accounts	$______
14.	Other (please explain on reverse)	$______
15.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$______
16.	Eligible Accounts (#3 minus #15)	$______
17.	LOAN VALUE OF ACCOUNTS (75% of # 16)	$______

BALANCES

18.	Maximum Loan Amount		$3,000,000
19.	Total Funds Available [Lesser of # 17 or # 18]	$	______
20.	Present balance owing on Line of Credit	$	______
21.	Outstanding under Sublimits (LC, Equipment Advances, Cash Management)	$	______
22.	RESERVE POSITION (# 19 minus #20 and #21)	$	______

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

The Ultimate Software Group, Inc. By: Authorized Signer	BANK USE ONLY Rec’d By: Auth. Signer Date: Verified: Auth. Signer Date:

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054

FROM:	The Ultimate Software Group, Inc. 2000 Ultimate Way Weston, Florida 33326

     The undersigned authorized officer of The Ultimate Software Group, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending ___with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes	No
Annual (Audited)	FYE within 120 days	Yes	No
A/R Agings (when borrowing)	Monthly within 30 days	Yes	No
Borrowing Base Certificate (when borrowing)	Monthly within 30 days	Yes	No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Quick Ratio		1.75:1.00	_____:1.00 Yes	No

Maintain on a Quarterly Basis:
Minimum Revenue
March 31, 2004	$13,400,000	$—	Yes	No
June 30, 2004	$13,600,000	$—	Yes	No
September 30, 2004	$13,900,000	$—	Yes	No
December 31, 2004	$14,500,000	$—	Yes	No
Thereafter	as set by the Bank	$—	Yes	No

Have there been updates to Borrower’s intellectual property, if appropriate?	Yes	No

Has Borrower added any new offices or business locations since the prior compliance certificate?	Yes	No

Comments Regarding Exceptions: See Attached.

Sincerely, SIGNATURE TITLE DATE	BANK USE ONLY Received by: AUTHORIZED SIGNER Date: Verified: AUTHORIZED SIGNER Date: Compliance Status: Yes No